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                                                                Exhibit 10.15(b)
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                            LEASE AMENDMENT NO. ONE

THIS AMENDMENT TO LEASE(this "Amendment") is made and entered into as of the 14TH day of September, 1998, by and between WISCONSIN BELL, INC., a Wisconsin
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corporation, d/b/a Ameritech Wisconsin (the "Lessor), and M & 1 DATA SERVICES, A
Division of Marshall & Ilsley Corporation, a Wisconsin corporation (the
"Lessee").

WHEREAS, Lessor, or its predecessor in interest and Lessee are parties to that certain Lease dated March 25, 1994 (the "Lease"), demising premises located at 7737 South Howell Avenue, Oak Creek, Wisconsin; and,

WHEREAS, the parties desire to amend the Lease as stated below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby amend the Lease in the following respects only:

1.        TERM. The term of the Lease shall be extended beginning August 1,
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          1998, and expiring on July 31, 2013.

2.        RENT. The rent from August 1, 1998 through July 31, 2009 shall be Two
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     Hundred Ten Thousand Eight Hundred Forty-Six and 84/100 Dollars
     ($210,846.84) per year, payable in equal monthly installments of Seventeen Thousand Five Hundred Seventy and 57/100 Dollars ($17,570.57); from August 1,2009 through July 31, 2011 the rent shall be Two Hundred Fifteen Thousand Sixty-Three and 76/100 Dollars ($215,063.76) per year, payable in equal monthly installments of Seventeen Thousand Nine Hundred Twenty-One and 98/100 Dollars ($17,921.98); and from August 1, 2011 through July 31, 2013 the rent shall be Two Hundred Nineteen Thousand Three Hundred Sixty-Five and 04/100 Dollars ($219,365.04) per year, payable in equal monthly installments of Eighteen Thousand Two Hundred Eighty and 42/100 Dollars ($18,280.42) payable on or before the 1st of the month. Rent shall be deemed late if not received on or before the 10th of the month.

 3.       TERMINATION OPTION. Lessee shall have the right to terminate the Lease
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     at any time upon at least one hundred eighty (180) days prior written notice to Lessor to be effective on or before December 31, 2004, or upon at least ninety (90) days prior written notice to Lessor to be effective from January 1, 2005 through the end of the term, including any renewal options set forth in Section 4 below.

 4.       RENEWAL OPTION. Lessor hereby grants to Lessee two (2) exclusive
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     options to renew this Lease for additional terms of five (5) years each after the expiration of this renewal term on the same terms and conditions as herein provided for, except that rent shall be equal to ninety percent (90%) of the then market rent, to be mutually agreed upon at the time that Tenant exercises such options. The options shall be exercised by Lessee prior to the expiration of the prior term upon at least ninety (90) days prior written notice to Lessor. Should Lessee fail to give such notice, Lessor shall request confirmation of non-renewal from the Lessee. Lessee's right to renew shall not be terminated until Lessee gives Lessor written notice of such termination or sixty (60) days after Lessor has requested confirmation, whichever shall occur first.

 5.       PURCHASE OPTION. Article 3F. of the Lease is hereby deleted in its
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      entirety and shall no longer be of any force or effect. Notwithstanding the foregoing, in the event Lessor initiates a sale of the building in which the Premises are located, Lessee shall have a right of first refusal to purchase the building. Lessor shall notify Lessee of its intent to sell the building and Lessee shall have three (3) business days to inform Lessor as to whether Lessee intends to submit a good faith offer to purchase the building. If Lessee informs Lessor that it intends to make an offer, then Lessee shall have thirty (30) days thereafter to make its good faith offer to Lessor. If within thirty (30) days from Lessor's receipt of such offer, Lessor and Lessee are unable to enter into a contract for the purchase of the building, then this right of first refusal shall become null and void and of no further force or effect.

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6.        BUILDING COMMON OPERATING EXPENSES: Lessor hereby confirms that lessee's pro-rata share remains at 57%.
     Upon execution of this renewal agreement Lessor agrees that there shall be no back payment due from Lessee for any Building Common Operating Expenses incurred prior to June 1, 1998.
     Commencing June 1, 1998 Lessee's estimated pro-rata share Common Area maintenance payment due with the monthly base rent shall be $ 1,242 per month. The payment amount shall be adjusted annually thereafter based upon actual and projected building Common Operating Expenses.
     Prior to June 1 of each year Lessor shall provide Lessee with an annual statement, in reasonable detail of the actual operating costs for the prior fiscal year. In the event Lessee has paid less than it's pro-rata share of said actual operating costs, Lessee shall pay such additional costs with the next installment of rent. In the event the amount prepaid by the Lessee exceeds their actual pro rata share for the preceding fiscal year, Lessor hereby agrees to credit the excess against monthly base rent due thereafter.

7.        NOTICE ADDRESS.
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                         The notice address for the Lessor is: Ameritech
                                                               Director of Real
                                                               Estate Service
                                                               425 W. Randolph,
                                                               9th Floor
                                                               Chicago, IL 60606

                         with a copy to:                       Equis Corporation
                                                               P.O. Box 641338
                                                               Chicago, IL
                                                               60664-1338

                         The notice address for the Lessee is: M&I Data Services
                                                               Facilities
                                                               Management
                                                               Ron Williquette
                                                               4900 West Brown
                                                               Deer Rd
                                                               PO Box 23528
                                                               Brown Deer, WI
                                                               53223-0528

8.        LANDLORD ENTITY. Lessee hereby acknowledges and agrees that Lessor is
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     Wisconsin Bell, Inc., a Wisconsin corporation, d/b/a Ameritech Wisconsin and that all obligations and liabilities of Lessor under the Lease prior to and after the date hereof shall be deemed to be those of such Lessor.

9.        MISCELLANEOUS. The terms and conditions of the Lease are incorporated
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     herein by reference as if fully set forth herein.

The entire agreement of the parties is set forth in this Amendment and in the Lease as amended hereby. No prior agreement or understanding with respect to the Lease and this Amendment shall be valid or of any force or effect. Except as herein provided, all the terms and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the day and year first written above.

LESSOR:                                      LESSEE:

WISCONSIN BELL, INC.                         M&I DATA SERVICES,
d/b/a Ameritech Wisconsin                    A Division of Marshall & Ilsley
                                             Corporation

By:  /s/ David M. Harris                     By:  /s/ Peter Tallian
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     David M. Harris                              Peter Tallian
Its: Director of Real Estate Services        Its: Chief Financial Officer